Exhibit 10.17

COMMON STOCK PURCHASE AGREEMENT

i

7.	Conditions to the Investor’s Obligations		10

	7.1	Representations and Warranties	10

	7.2	Performance	10

	7.3	Option and Collaboration Agreement	11

	7.4	Standstill and Stock Restriction Agreement	11

	7.5	Proceedings and Documents	11

	7.6	Qualifications	11

	7.7	Compliance Certificate	11

	7.8	Secretary’s Certificate	11

	7.9	Legal Opinion	11

8.	Conditions of the Company’s Obligations at Closing		11

	8.1	Representations and Warranties	11

	8.2	Performance	11

	8.3	Compliance Certificate	12

	8.4	Qualifications	12

	8.5	Market Standoff Agreement	12

	8.6	Standstill and Stock Restriction Agreement	12

9.	Miscellaneous		12

	9.1	Successors and Assigns	12

	9.2	Governing Law	12

	9.3	Counterparts	12

	9.4	Titles and Subtitles	12

	9.5	Notices	12

	9.6	No Finder’s Fees	13

	9.7	Amendments and Waivers	13

	9.8	Severability	13

	9.9	Delays or Omissions	13

	9.10	Entire Agreement	13

	9.11	Dispute Resolution	13

EXHIBITS

Exhibit A	Form of Market Standoff Agreement
Exhibit B	Form of Standstill and Stock Restriction Agreement

ii

COMMON STOCK PURCHASE AGREEMENT

THIS COMMON STOCK PURCHASE AGREEMENT (this “Agreement”), is made as of January 3, 2018 by and among Denali Therapeutics Inc., a Delaware corporation (the “Company”), and Takeda Pharmaceutical Company Limited, a corporation organized under the laws of Japan (the “Investor”).

The parties hereby agree as follows:

1.    Defined Terms Used in this Agreement. In addition to the terms defined above, the following terms used in this Agreement shall be construed to have the meanings set forth or referenced below.

(a)    “Accredited Investor” means an “accredited investor” within the meaning of SEC Rule 501 of Regulation D, as presently in effect.

(b)    “Affiliate” means, with respect to a Person, any other Person that, directly or indirectly, through one (1) or more intermediaries, controls, is controlled by or is under common control with such Person. For purposes of this definition, “control” and, with correlative meanings, the terms “controlled by” and “under common control with” means (a) the possession, directly or indirectly, of the power to direct the management or policies of a Person, whether through the ownership of voting securities, by contract relating to voting rights or corporate governance, or otherwise; or (b) the ownership, directly or indirectly, of more than fifty percent (50%) of the voting securities or other ownership interest of a Person (or, with respect to a limited partnership or other similar entity, its general partner or controlling entity). The parties acknowledge that in the case of certain entities organized under the laws of certain countries outside of the United States, the maximum percentage ownership permitted by law for a foreign investor may be less than fifty percent (50%), and that, in such case, such lower percentage shall be substituted in the preceding sentence, provided that such foreign investor has the power to direct the management or policies of such entity.

(c)    “Board” means the Board of Directors of the Company.

(d)    “Closing” has the meaning set forth in Section 2.2(a).

(e)    “Code” means the Internal Revenue Code of 1986, as amended.

(f)    “Common Stock” has the meaning set forth in Section 3.2(a)(i).

(g)    “Company SEC Reports” has the meaning set forth in Section 3.10(a).

(h)    “Exchange Act” means the Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(i)    “Financial Statements” has the meaning set forth in Section 3.10.

(j)    “GAAP” means U.S. generally accepted accounting principles.

(k)    “Knowledge,” including the phrase “to the Company’s knowledge,” shall mean the actual knowledge (after reasonable inquiry of their direct reports) of the President and Chief Executive Officer, Chief Operating Officer, Chief Financial Officer and Chief Medical Officer of the Company.

(l)    “Market Standoff Agreement” means agreement dated as of even date herewith, in the form of Exhibit A attached to this Agreement.

(m)    “Material Adverse Effect” means a material adverse effect on the business, assets (including intangible assets), liabilities, financial condition, property, or results of operations of the Company.

(n)    “Person” means any individual, corporation, partnership, trust, limited liability company, association or other entity.

(o)    “Preferred Stock” has the meaning set forth in Section 3.2(a)(ii).

(p)    “Purchase Price” has the meaning set forth in Section 2.1.

(q)    “Restated Certificate” means the current Amended and Restated Certificate of Incorporation of the Company.

(r)    “SEC” means the U.S. Securities and Exchange Commission.

(s)    “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

(t)    “Shares” has the meaning set forth in Section 2.1.

(u)    “Standstill and Stock Restriction Agreement” means the agreement between the Company and the Investor in the form of Exhibit B attached to this Agreement.

(v)    “Transaction Agreements” means this Agreement and the Standstill and Stock Restriction Agreement.

2.    Purchase and Sale of Common Stock.

2.1    Sale and Issuance of Common Stock. Subject to the terms and conditions of this Agreement, Investor agrees to purchase at the Closing and the Company agrees to sell and issue to Investor at the Closing 4,214,559 shares of Common Stock (the “Shares”) for an aggregate purchase price of $110,000,000 (the “Purchase Price”), payable by wire transfer to a bank account designated by the Company. This Agreement is being entered into pursuant to Article 8.1.1 of that certain Option and Collaboration Agreement, dated on the date hereof, between the Company and Investor (the “Option and Collaboration Agreement”), and Investor acknowledges and agrees that, by entering into this Agreement, the Company has satisfied in full its obligations under Article 8.1.1 of the Option and Collaboration Agreement.

2.2    Closing; Delivery; Adjustments.

(a)    The purchase and sale of the Shares shall take place remotely via the exchange of documents and signatures on the tenth (10th) Business Day (as such term is defined in the Option and Collaboration Agreement) following the “Effective Date” (as such term is defined in the Option and Collaboration Agreement) or at such other time and place as the Company and the Investor mutually agree upon, orally or in writing (which time and place are designated as the “Closing”). At the Closing, the Company shall sell, and the Investor shall purchase the Shares.

(b)    At the Closing, the Company shall instruct its transfer agent to deliver confirmation of book-entry issuance of the Shares being purchased by Investor at such Closing against payment of the Purchase Price therefor.

(c)    All numbers of shares and dollar amounts set forth in this Agreement are subject to appropriate adjustment in the event of any stock dividend, stock split, combination or similar recapitalization affecting such shares.

3.    Representations and Warranties of the Company. The Company hereby represents and warrants to the Investor that the following representations are true and correct as of the date hereof except as otherwise indicated.

3.1    Organization, Good Standing, Corporate Power and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as presently conducted and as proposed to be conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a Material Adverse Effect.

3.2    Company Capitalization.

(a)    The authorized and issued capital of the Company consists, as of the date hereof, of:

(i)    400,000,000 shares of Common Stock, $0.01 par value per share (the “Common Stock”), 90,157,709 shares of which are issued and outstanding. All of the outstanding shares of Common Stock have been duly authorized, are fully paid and nonassessable and were issued in compliance with all applicable federal and state securities laws.

(ii)    40,000,000 shares of Preferred Stock, $0.01 par value per share (the “Preferred Stock”), none of which are issued and outstanding.

3.3    Subsidiaries. The Company does not currently own or control, directly or indirectly, any interest in any other corporation, partnership, trust, joint venture, limited liability company, association, or other business entity. The Company is not a participant in any joint venture, partnership or similar arrangement.

3.4    Authorization. All corporate action required to be taken by the Company’s Board and stockholders in order to authorize the Company to enter into the Transaction Agreements, and to issue the Shares at the Closing, has been taken or will be taken prior to the Closing. All action on the part of the officers of the Company necessary for the execution and delivery of the Transaction Agreements, the performance of all obligations of the Company under the Transaction Agreements to be performed as of the Closing, and the issuance and delivery of the Shares has been taken or will be taken prior to the Closing. The Transaction Agreements, when executed and delivered by the Company, shall constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally, or (b) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

3.5    Valid Issuance of Shares. The Shares, when issued, sold and delivered in accordance with the terms and for the consideration set forth in this Agreement, will be validly issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer under the Transaction Agreements, applicable state and federal securities laws and liens or encumbrances created by or imposed by any Investor. Assuming the accuracy of the representations of the Investor in Section 4 of this Agreement and subject to Section 3.6 below, the Shares will be issued in compliance with all applicable federal and state securities laws.

3.6    Governmental Consents and Filings. Assuming the accuracy of the representations made by the Investor in Section 4 of this Agreement, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of the Company in connection with the consummation of the transactions contemplated by this Agreement, except for filings pursuant to applicable federal or state securities laws, which have been made or will be made in a timely manner, and compliance with the HSR Act (as such term is defined in the Option and Collaboration Agreement).

3.7    Litigation There is no claim, action, suit, proceeding, arbitration, complaint, charge or, to the Company’s knowledge, investigation pending or, to the Company’s knowledge, currently threatened in writing against the Company or any officer or director of the Company that questions the validity of the Transaction Agreements or the right of the Company to enter into them, or to consummate the transactions contemplated by the Transaction Agreements or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

3.8    Compliance with Other Instruments. The Company is not in violation or default (a) of any provisions of its Restated Certificate or Bylaws, (b) of any instrument, judgment, order, writ or decree, (c) under any material agreement, note, indenture, deed of trust, license, lease agreement or mortgage where such violation or default would have a Material Adverse Effect, or (d) to its knowledge, of any provision of federal or state statute, rule or regulation applicable to the Company, the violation of which would have a Material Adverse Effect. The execution, delivery and performance of the Transaction Agreements and the consummation of the transactions contemplated by the Transaction Agreements will not result in any such violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either (x) a default under any such provision, instrument, judgment, order, writ, decree, material agreement, note, indenture, deed of trust, license, lease agreement or mortgage; or (y) an event which results in the creation of any lien, charge or encumbrance upon any assets of the Company or the suspension, revocation, forfeiture, or nonrenewal of any material permit or license applicable to the Company.

3.9    Property. The property and assets that the Company owns are free and clear of all mortgages, deeds of trust, liens, loans and encumbrances, except for statutory liens for the payment of current taxes that are not yet delinquent and encumbrances and liens that arise in the ordinary course of business and do not materially impair the Company’s ownership or use of such property or assets. With respect to the property and assets it leases, the Company is in compliance with such leases and, to its knowledge, holds a valid leasehold interest free of any liens, claims or encumbrances other than those of the lessors of such property or assets. The Company does not own any real property.

3.10    SEC Filings; Financial Statements.

(a)    The Company’s Common Stock is registered pursuant to Section 12(b) or 12(g) of the Exchange Act. The Company has timely and properly filed all forms, schedules, reports, prospectuses, proxy statements and documents required to be filed by the Company with the SEC (the “Company SEC Reports”). The Company’s Common Stock is currently listed or quoted on the Nasdaq Global Select Market. The Company is not in violation of the listing requirements of the Nasdaq Stock Market LLC and has no knowledge of any facts that would reasonably lead to delisting or suspension of its common stock from the Nasdaq Stock Market LLC in the foreseeable future. The Company SEC Reports (i) at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations promulgated thereunder, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company makes no representation or warranty whatsoever concerning the Company SEC Reports as of any time other than the time they were filed, amended or superseded.

(b)    Each of the consolidated financial statements (including, in each case, any related notes thereto) (the “Financial Statements”) contained in the Company SEC Reports has been prepared in accordance with GAAP applied on a consistent basis throughout the period involved (except as may be indicated in the notes thereto) and complied in all material respects with the rules and regulations of the SEC. Each of the Financial Statements fairly presents in all material respects the consolidated financial position of the Company at the respective dates thereof and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which have not had or are not expected to have, individually or in the aggregate, a Material Adverse Effect.

3.11    Changes. Except as otherwise disclosed in the Company SEC Reports, since September 30, 2017, there has not been any change in the assets, liabilities, financial condition or operating results of the Company from that reflected in the Financial Statements, except changes in the ordinary course of business that have not caused, in the aggregate, a Material Adverse Effect.

3.12    Option and Collaboration Agreement. The representations and warranties of the Company contained in Article 12 of the Option and Collaboration Agreement are true and correct.

4.    Representations and Warranties of the Investor. The Investor hereby represents and warrants to the Company that:

4.1    Authorization. The Investor has full power and authority to enter into the Transaction Agreements. The Transaction Agreements, when executed and delivered by the Investor, will constitute valid and legally binding obligations of Investor, enforceable in accordance with their terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and any other laws of general application affecting enforcement of creditors’ rights generally, and as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

4.2    Purchase Entirely for Own Account. The Company is entering into this Agreement with the Investor in reliance upon Investor’s representation to the Company, which by Investor’s execution of this Agreement, Investor hereby confirms that the Shares to be acquired by such Investor will be acquired for investment for Investor’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that Investor has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, Investor further represents that Investor does not presently have any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participations to such Person or to any third Person, with respect to any of the Shares. The Investor has not been formed for the specific purpose of acquiring the Shares.

4.3    Disclosure of Information. The Investor has had access to all of the Company’s SEC filings that Investor has requested. The Investor has had an opportunity to discuss the Company’s business, management, financial affairs and the terms and conditions of the offering of the Shares with the Company’s management. The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 3 of this Agreement, or the right of Investor to rely thereon.

4.4    Restricted Securities. The Investor understands that, except as set forth in Section 4 of the Standstill and Stock Restriction Agreement, the Shares have not been, and will not be, registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Investor’s representations as expressed herein. The Investor understands that the Shares are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, the Investor must hold the Shares indefinitely unless they are registered with the SEC and qualified by state authorities, or an exemption from such registration and qualification requirements is available. The Investor acknowledges that, except as set forth in Section 4 of the Standstill and Stock Restriction Agreement, the Company does not have any obligation to register or qualify the Shares for resale. The Investor further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Shares, and on requirements relating to the Company which, except as set forth in Section 4 of the Standstill and Stock Restriction Agreement, are outside of Investor’s control, and which the Company is not under an obligation, and may not be able, to satisfy.

4.5    Legends.

(a)    The Investor understands that the Shares may bear the legend set forth in Section 6(b), any legend set forth in, or required by, the other Transaction Agreement, and any legend required by the securities laws of any state to the extent such laws are applicable to the Shares. The Shares, when issued, shall not bear the restrictive legends set forth in Section 6(b) or Section 4.11(d): (i) following a sale of such Shares pursuant to a registration statement covering the resale of such Shares, while such registration statement is effective under the Securities Act, (ii) following any sale of such Shares pursuant to Rule 144 promulgated under the Securities Act (“Rule 144”), (iii) if such Shares are eligible for sale under Rule 144, without the requirement for the Company to be in compliance with the current public information required under Rule 144 as to such Shares and without volume or manner-of-sale restrictions or (iv) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission). The Company agrees that at such time as the restrictive legends set forth in Section 6(b) and Section 4.11(d) are no longer required, the Company will (x) no later than five (5) Business Days following the delivery by the Investor to the Company or the Company’s transfer agent of a certificate representing Shares issued with such restrictive legend, deliver or cause to be delivered to the Investor a certificate representing such Shares that is free from such restrictive legend, and (y), in the event that such shares are uncertificated, no later than five (5) Business Days following the delivery of a written request by the Investor to the Company to remove such restrictive legend, remove, or cause to be removed, any such restrictive legend in the Company’s stock records.

4.6    Accredited Investor. The Investor is an Accredited Investor.

4.7    Foreign Investor. If the Investor is not a United States person (as defined by Section 7701(a)(30) of the Code), Investor hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Shares or any use of this Agreement, including (a) the legal requirements within its jurisdiction for the purchase of the Shares, (b) any foreign exchange restrictions applicable to such purchase, (c) any governmental or other consents that may need to be obtained, and (d) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale, or transfer of the Shares. The Investor’s subscription and payment for and continued beneficial ownership of the Shares will not violate any applicable securities or other laws of Investor’s jurisdiction.

4.8    No General Solicitation. Neither the Investor, nor any of its officers, directors, employees, agents, stockholders or partners has either directly or indirectly, including, through a broker or finder (a) engaged in any general solicitation, or (b) published any advertisement in connection with the offer and sale of the Shares.

4.9    Exculpation. The Investor acknowledges that it is not relying upon any Person, other than the Company and its officers and directors, in making its investment or decision to invest in the Company.

4.10    Residence. The office or offices of the Investor in which its principal place of business is identified in the address or addresses of the Investor set forth on its signature page hereto.

4.11    Non-U.S. Investors. If Investor is not a U.S. person (as defined in Securities Act Rule 902(k)), it also represents and warrants as follows: Investor is not a U.S. person and is not acquiring the Shares for the account or benefit of any U.S. person.

(b)    Investor understands and acknowledges that the Shares have not been registered under the Securities Act and are being offered and transferred in reliance upon the exemptions provided in Regulation S of the Securities Act and the rules and regulations adopted thereunder. Accordingly, the Shares may not be offered or sold in the U.S. or to U.S. persons unless the securities are registered under the Securities Act, or an exemption for the regulation requirements is available. Furthermore, hedging transactions involving the Shares may not be conducted unless in compliance with the Securities Act.

(c)    Investor will not offer or sell the Shares to a U.S. person or to for the account or benefit of a U.S. person prior to the expiration of the one-year period after the date on which the Investor purchased such shares.

(d)    Investor further acknowledges and agrees that the Shares acquired by such Investor hereunder may bear a legend in substantially the following form:

“The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and may not be offered, sold, pledged or otherwise transferred (nor may the holder otherwise hedge its exposure with respect to the shares) except (a)(1) in an offshore transaction complying with Rule 903 or Rule 904 of Regulation S under the Securities Act, (2) if they have been registered under the Securities Act or (3) if the Corporation has been furnished with an opinion of legal counsel, reasonably satisfactory to the Corporation, to the effect that such sale or transfer is exempt from the registration requirements of the Securities Act, and (b) in accordance with all applicable securities laws of the United States.”

(e)    Investor acknowledges and agrees that, notwithstanding anything in this Agreement to the contrary, the Company shall, and shall instruct its transfer agent to, refuse to register any transfer of Shares that is not made in accordance with the provisions of Regulation S, pursuant to registration under Securities Act or pursuant to an available exemption from registration required under the Securities Act.

5.    Market Stand-off Agreement. Investor agrees that it will not, without the prior written consent of the managing underwriter, during the period commencing on the date of the final prospectus relating to the registration by the Company of shares of its Common Stock for its initial public offering (the “IPO”) or any other equity securities under the Securities Act on a registration statement on Form S-1 or Form S-3 filed within eighteen (18) months after the Closing, and ending on (x) one hundred eighty (180) days in the case of the IPO, or (y) in the case of a registration other than the IPO, the date specified by the Company and the managing underwriter, such period not to exceed ninety (90) days, or such other period in each case as may be requested by the Company or an underwriter to accommodate regulatory restrictions, (i) lend; offer; pledge; sell; contract to sell; sell any option or contract to purchase; purchase any option or contract to sell; grant any option, right, or warrant to purchase; or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable (directly or indirectly) for Common Stock held immediately before the effective date of the registration statement for such offering or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or other securities, in cash, or otherwise. The underwriters in connection with such registration are intended third-party beneficiaries of this Section 5 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto. Investor further agrees to execute such agreements as may be reasonably requested by the underwriters in connection with such registration that are consistent with this Section 5 or that are necessary to give further effect thereto.

6.    Restrictions on Transfer.

(a)    The Shares shall not be sold, pledged, or otherwise transferred, and the Company shall not recognize and shall issue stop-transfer instructions to its transfer agent with respect to any such sale, pledge, or transfer, except upon the conditions specified in this Agreement, which conditions are intended to ensure compliance with the provisions of the Securities Act. Investor will cause any proposed purchaser, pledgee, or transferee of the Shares to agree to take and hold such securities subject to the provisions and upon the conditions specified in this Agreement.

(b)    Each certificate, instrument, or book entry representing Shares and any other securities issued in respect of such Shares, upon any stock split, stock dividend, recapitalization, merger, consolidation, or similar event, shall (unless otherwise permitted by the provisions of Section 6(c)) be notated with a legend substantially in the following form:

THE SECURITIES REPRESENTED HEREBY HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. SUCH SHARES MAY NOT BE SOLD, PLEDGED, OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR A VALID EXEMPTION FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SAID ACT.

THE SECURITIES REPRESENTED HEREBY MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT BETWEEN THE COMPANY AND THE STOCKHOLDER, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.

Investor consents to the Company making a notation in its records and giving instructions to any transfer agent of the Company’s securities in order to implement the restrictions on transfer set forth in this Section 6.

(c)    Before any proposed sale, pledge, or transfer of any Shares, unless there is in effect a registration statement under the Securities Act covering the proposed transaction, Investor shall give oral notice to the Company of its intention to effect such sale, pledge, or transfer (which notice shall not be required following the expiration or earlier termination of the Option and Collaboration Agreement) and, if reasonably requested by the Company, cause to be delivered at Investor’s expense either (i) a written opinion of legal counsel who shall, and whose legal opinion shall, be reasonably satisfactory to the Company, addressed to the Company, to the effect that the proposed transaction may be effected without registration under the Securities Act; (ii) a “no action” letter from the SEC to the effect that the proposed sale, pledge, or transfer of such securities without registration will not result in a recommendation by the staff of the SEC that action be taken with respect thereto; or (iii) any other evidence reasonably satisfactory to counsel to the Company to the effect that the proposed sale, pledge, or transfer of the securities may be effected without registration under the Securities Act, whereupon Investor shall be entitled to sell, pledge, or transfer such securities in accordance with the terms of the notice given by Investor to the Company. The Company will not require such a legal opinion or “no action” letter (x) in any transaction in compliance with Rule 144; or (y) in any transaction in which such Holder distributes securities to an Affiliate of such Holder for no consideration; provided that each transferee agrees in writing to be subject to the terms of this Agreement, including Section 5 and Section 6. Each certificate, instrument, or book entry representing the Shares transferred as above provided shall be notated with, except if such transfer is made pursuant to Rule 144, the appropriate restrictive legend set forth in Section 6(b), except that such certificate instrument, or book entry shall not be notated with such restrictive legend if, in the opinion of counsel for Investor and the Company, such legend is not required in order to establish compliance with any provisions of the Securities Act

(d)    Notwithstanding anything herein to the contrary, any transfer of Shares shall be subject to the Standstill and Stock Restriction Agreement.

7.    Conditions to the Investor’s Obligations. The obligation of Investor to purchase Shares at the Closing is subject to the fulfillment, on or before the Closing, of each of the conditions set forth below.

7.1    Representations and Warranties. The representations and warranties of the Company contained in Section 3 hereof shall have been true and correct in all respects as of the date hereof.

7.2    Performance. The Company shall have performed and complied, in all material respects, with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by the Company on or before such Closing.

7.3    Option and Collaboration Agreement. The Company shall have executed the Option and Collaboration Agreement and the Effective Date of the Option and Collaboration Agreement shall have occurred.

7.4    Standstill and Stock Restriction Agreement. The Company shall have executed and delivered the Standstill and Stock Restriction Agreement.

7.5    Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to the Investor, and Investor (or its counsel) shall have received all such counterpart original and certified or other copies of such documents as reasonably requested.

7.6    Qualifications. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Shares pursuant to this Agreement shall be obtained and effective as of the Closing.

7.7    Compliance Certificate. The President of the Company shall deliver to Investor a certificate certifying that the conditions specified in Section 7.1 and Section 7.2 with respect to the Company have been fulfilled.

7.8    Secretary’s Certificate. The Secretary of the company shall deliver to Investor a certificate certifying as to (a) the Company’s certificate of incorporation and bylaws, (b) the resolutions of the Board approving this Agreement and the transactions contemplated hereby, and (c) good standing certificates with respect to the Company from the applicable authority(ies) in Delaware and any other jurisdiction in which the Company is qualified to do business, dated within three (3) Business Days of the closing.

7.9    Legal Opinion. Investor shall have received from Wilson Sonsini Goodrich and Rosati P.C., counsel for the Company, an opinion, dated as of the Closing, in a form reasonably satisfactory to the Investor.

8.    Conditions of the Company’s Obligations at Closing. The obligations of the Company to sell Shares to the Investor at the Closing are subject to the fulfillment, on or before the Closing, of each of the following conditions, unless otherwise waived:

8.1    Representations and Warranties. The representations and warranties of the Investor contained in Section 4 shall be true and correct in all respects as of the Closing.

8.2    Performance. The Investor shall have performed and complied with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by them on or before such Closing.

8.3    Compliance Certificate. An authorized officer of Investor shall deliver to the Company a certificate certifying that the conditions specified in Section 8.1 and Section 8.2 with respect to the Investor have been fulfilled.

8.4    Qualifications. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Shares pursuant to this Agreement shall be obtained and effective as of the Closing.

8.5    Market Standoff Agreement. The Investor shall have executed and delivered the Market Standoff Agreement.

8.6    Standstill and Stock Restriction Agreement. The Investor shall have executed and delivered the Standstill and Stock Restriction Agreement.

9.    Miscellaneous.

9.1    Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

9.2    Governing Law. This Agreement shall be governed by the internal law of the State of Delaware without regard to principles of conflicts of law.

9.3    Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including .pdf or any electronic signature) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

9.4    Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

9.5    Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt, or (a) personal delivery to the party to be notified, (b) when sent, if sent by electronic mail or facsimile during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) business day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next business day delivery, with written verification of receipt. All communications shall be sent to the respective parties at their address as set forth on the signature page hereto, or to such e-mail address, facsimile number or address as subsequently modified by written notice given in accordance with this Section 9.5. If notice is given to the Company, a copy shall also be sent to Wilson Sonsini Goodrich and Rosati, P.C., 650 Page Mill Road, Palo Alto, CA 94304, Attn: Tony Jeffries, Esq., and if notice is given to the Investor, a copy shall also be given to (i) Millennium Pharmaceuticals, Inc., 300 Massachusetts Ave, Cambridge, MA 02139, Attn: Head of Global R&D Finance; and (ii) Cooley LLP, 3175 Hanover Street, Palo Alto, CA 94304, Attn: Lila Hope, Esq.

9.6    No Finder’s Fees. Each party represents that it neither is nor will be obligated for any finder’s fee or commission in connection with this transaction. The Investor agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of this transaction (and the costs and expenses of defending against such liability or asserted liability) for which the Investor or any of its officers, employees or representatives is responsible. The Company agrees to indemnify and hold harmless the Investor from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of this transaction (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

9.7    Amendments and Waivers. Any term of this Agreement may be amended, terminated or waived only with the written consent of the Company and the Investor. Any amendment or waiver effected in accordance with this Section 9.7 shall be binding upon the Investor and each transferee of the Shares, each future holder of all such securities, and the Company.

9.8    Severability. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

9.9    Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

9.10    Entire Agreement. This Agreement (including the Exhibits hereto), the Option and Collaboration Agreement, and the other Transaction Agreements, constitute the full and entire understanding and agreement between the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties are expressly canceled.

9.11    Dispute Resolution. The parties (a) hereby irrevocably and unconditionally submit to the jurisdiction of the state courts of the state of Delaware and to the jurisdiction of the United States District Court for the District of Delaware for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, (b) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement except in the state courts of the state of Delaware or the United States District Court for the District of Delaware, and (c) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court.

WAIVER OF JURY TRIAL: EACH PARTY HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS, THE SECURITIES OR THE SUBJECT MATTER HEREOF OR THEREOF. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS AGREEMENT, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS (INCLUDING NEGLIGENCE), BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THIS SECTION HAS BEEN FULLY DISCUSSED BY EACH OF THE PARTIES HERETO AND THESE PROVISIONS WILL NOT BE SUBJECT TO ANY EXCEPTIONS. EACH PARTY HERETO HEREBY FURTHER WARRANTS AND REPRESENTS THAT SUCH PARTY HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties have executed this Common Stock Purchase Agreement as of the date first written above.

COMPANY:
DENALI THERAPEUTICS INC.

By:	/s/ Ryan Watts, Ph.D.
Name:	Ryan Watts, Ph.D.
Title:	President and CEO

151 Oyster Point Boulevard
South San Francisco, CA 94080

IN WITNESS WHEREOF, the parties have executed this Common Stock Purchase Agreement as of the date first written above.

INVESTOR:
TAKEDA PHARMACEUTICAL
COMPANY LIMITED

By:	/s/ Fumihiko Sato
Name:	Fumihiko Sato
Title:	Head of Portfolio Strategic Relations

Address:
1-1, Doshomachi 4-chome, Chuo-ku, Osaka, Japan

EXHIBIT A

Form of Market Standoff Agreement

Denali Therapeutics Inc.

Lock-Up Agreement

[insert date]

Goldman Sachs & Co. LLC

Morgan Stanley & Co. LLC

J.P. Morgan Securities LLC

c/o Goldman Sachs & Co. LLC

200 West Street

New York, NY 10282

c/o Morgan Stanley & Co. LLC

1585 Broadway

New York, NY 10036

c/o J.P. Morgan Securities LLC

383 Madison Avenue

New York, NY 10179

Re:	Denali Therapeutics Inc. - Lock-Up Agreement

Ladies and Gentlemen:

The undersigned understands that you, as representatives (the “Representatives”), propose to enter into an Underwriting Agreement on behalf of the several Underwriters named in Schedule I to such agreement (collectively, the “Underwriters”), with Denali Therapeutics Inc., a Delaware corporation (the “Company”), providing for a public offering (the “Public Offering”) of shares of the Common Stock of the Company, par value $0.01 per share, (the “Shares”) pursuant to a Registration Statement on Form S-1 (the “Registration Statement”) to be filed with the Securities and Exchange Commission (the “SEC”).

In consideration of the agreement by the Underwriters to offer and sell the Shares, and of other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the undersigned agrees that, during the period beginning from the date of this Lock-Up Agreement and continuing to and including the date 180 days after the date set forth on the final prospectus (the “Prospectus”) used to sell the Shares (the “Public Offering Date”) pursuant to the Underwriting Agreement (the “Lock-Up Period”), the undersigned will not offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of (“Transfer”) any shares of Common Stock of the Company, or any options or warrants to purchase any shares of Common Stock of the Company, or any securities convertible into, exchangeable for or that represent the right to receive shares of Common Stock of the Company (collectively, the “Equity Securities”), whether now owned or hereinafter acquired, owned directly by the undersigned (including holding as a custodian) or with respect to which the undersigned has beneficial ownership within the rules and regulations of the SEC (collectively the “Undersigned’s Shares”) or make any public announcement or SEC filing relating to any proposed Transfer or intent to engage in such a Transfer, other than any Shares sold to the Underwriters pursuant to the Underwriting Agreement or as otherwise provided herein. In addition, the undersigned also agrees that it will not, during the Lock-Up Period, without the prior written consent of the Representatives on behalf of the Underwriters, make any demand for or exercise any right with respect to, the registration of any of the Undersigned’s Shares. Notwithstanding the foregoing or any other agreement or waiver to which the undersigned is a party, the undersigned may make a demand under any registration rights agreement with the Company described in the Prospectus for, and exercise its rights under any such registration rights agreement with respect to, the registration after the expiration of the Lock-Up Period of Equity Securities that does not require the filing of a registration statement or any public announcement or activity regarding the registration by the undersigned, the Company or any third party during the Lock-Up Period (and no such public announcement or activity shall be voluntarily made or taken during the Lock-Up Period). The foregoing restrictions are expressly agreed to preclude the undersigned from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the Undersigned’s Shares even if such Shares would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions would include without limitation any short sale or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any of the Undersigned’s Shares or with respect to any security that includes, relates to, or derives any significant part of its value from such Shares. If the undersigned is an officer or director of the Company, the undersigned further agrees that the foregoing provisions shall be equally applicable to any issuer-directed Shares the undersigned may purchase in the Public Offering.

Notwithstanding the foregoing, the undersigned may:

(a) Transfer the Undersigned’s Shares or make an SEC filing related to any such Transfer:

(i) as a bona fide gift or gifts, including without limitation to a charitable organization or educational institution, or for bona fide estate planning purposes;

(ii) to any member of the undersigned’s immediate family or to any trust or other legal entity for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, or if the undersigned is a trust, to a trustor or beneficiary of the trust or to the estate of a beneficiary of such trust, provided that any such transfer shall not involve a disposition for value;

(iii) by will, other testamentary document or the laws of intestate succession;

(iv) in connection with a sale of the Undersigned’s Shares acquired in the Public Offering (other than any issuer-directed shares of Common Stock purchased in the Public Offering by an officer or director of the Company) or in open market transactions on or after the Public Offering Date;

(v) if the undersigned is a corporation, partnership, limited liability company, trust or other business entity, (A) to another corporation, member, partner, partnership, limited liability company, trust or other business entity that is an affiliate (as defined in Rule 405 as promulgated by the SEC under the Securities Act of 1933, as amended) of the undersigned, or to any investment fund or other entity controlling, controlled by, managing or managed by or under common control with the undersigned or affiliates of the undersigned (including, for the avoidance of doubt, where the undersigned is a partnership, to its general partner or a successor partnership or fund, or any other funds managed by such partnership), or (B) as

2

part of a distribution, transfer or disposition by the undersigned to its or its affiliates’ directors, officers, employees, managers, managing members, members, stockholders, partners, beneficiaries (or the estates thereof) or other equity holders;

(vi) (a) surrender or forfeiture to the Company of shares of Common Stock of the Company in connection with the “net” or “cashless” exercise or settlement of stock options, other rights to purchase shares of Common Stock or other awards expiring during the Lock-Up Period (collectively, the “Expiring Awards”) or for the payment of tax withholdings or remittance payments due as a result of the vesting, settlement, or exercise of such Expiring Awards, in all such cases, pursuant to an equity incentive plan, stock purchase plan or other employee benefit plan described in the Registration Statement and the Prospectus, or (b) surrender or forfeiture to the Company of shares of Common Stock of the Company upon the conversion of a convertible security of the Company described in the Registration Statement and the Prospectus in order to cover withholding tax obligations in connection with such conversion;

(vii) to the Company in connection with any contractual arrangement in effect on the date of the Prospectus that provides for the repurchase of the undersigned’s Equity Securities by the Company in connection with the termination of the undersigned’s service with the Company;

(viii) in connection with the conversion of any convertible security into shares of Common Stock in a manner consistent with the description of such securities contained in the Prospectus, provided that for the avoidance of doubt such shares of Common Stock shall remain subject to the provisions of this Lock-Up Agreement;

(ix) to a nominee or custodian of a person or entity to whom a Transfer would be permissible under (i), (ii), (iii) or (v) above;

(x) pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction that is approved by the board of directors of the Company and made to all holders of the Company’s capital stock involving a Change of Control of the Company, provided that in the event that such tender offer, merger, consolidation or other similar transaction is not completed, the Undersigned’s Shares shall remain subject to the provisions of this Lock-Up Agreement;

(xi) in connection with the conversion or reclassification of the outstanding preferred stock or other classes of common stock of the Company into shares of Common Stock, provided that any such shares of Common Stock received upon such conversion or reclassification shall be subject to the terms of this Lock-Up Agreement;

(xii) by operation of law, including pursuant to orders of a court, a qualified domestic order or in connection with a divorce settlement; or

(xiii) with the prior written consent of the Representatives on behalf of the Underwriters;

provided that (A) in the case of (i), (ii), (iii), (v), (ix) and (xii) above, it shall be a condition to the transfer or distribution that the donee, transferee or distributee, as

3

the case may be, agrees in writing to be bound by the restrictions set forth herein, (B) in the case of (i), (ii), (iii), (iv) and (v) above, no filing under Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or other public filing, report or announcement reporting a reduction in beneficial ownership of shares of Common Stock shall be required or shall be voluntarily made during the Lock-Up Period (other than a required filing on Form 5, Schedule 13G (or Schedule 13G/A) or Schedule 13F), (C) in the case of (vi) above, if the undersigned is required to file a report under Section 16 of the Exchange Act during the Lock-Up Period, the undersigned shall include a statement in any such report to the effect that such report relates to the circumstances described in (vi) above, (D) in the case of (i), (ii), (iii) and (v) above, it shall be a condition to the transfer or distribution that such transfer or distribution does not involve a disposition for value and (E) in the case of (vii) above, no filing under Section 16 of the Exchange Act, or other public filing, report or announcement reporting a reduction in beneficial ownership of shares of Common Stock shall be voluntarily made during the Lock-Up Period and, if the undersigned is required to file a report under Section 16 of the Exchange Act during the Lock-Up Period, the undersigned shall include a statement in such report to the effect that such transfer is to the Company in connection with the repurchase of shares of Common Stock, as the case may be.

(b) receive from the Company shares of Common Stock in connection with the exercise of options or other rights granted under a stock incentive plan or other equity award plan, which plan is described in the Registration Statement; or

(c) enter into a written plan meeting the requirements of Rule 10b5-1 under the Exchange Act after the date of this Lock-Up Agreement relating to the sale of the Undersigned’s Shares, provided that (i) the securities subject to such plan may not be transferred until after the expiration of the Lock-Up Period and (ii) no public announcement or filing under the Exchange Act shall be voluntarily made regarding the establishment of such plan during the Lock-Up Period and any required report under Section 16 of the Exchange Act shall clearly indicate in the footnotes thereto that the filing relates to the circumstances described in this clause (c).

For purposes of this Lock-Up Agreement, “immediate family” shall mean any relationship by blood, current or former marriage, domestic partnership or adoption, not more remote than first cousin. For purposes of this Lock-Up Agreement, “Change of Control” shall mean the transfer (whether by tender offer, merger, consolidation or other similar transaction) in one transaction or a series of related transactions, to a person or group of affiliated persons (other than an Underwriter pursuant to the Public Offering), of the Company’s voting securities if, after such transfer, such person or group of affiliated persons would hold a majority of the outstanding voting securities of the Company (or the surviving entity).

The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Undersigned’s Shares except in compliance with the foregoing restrictions.

In addition, the Representatives agree that should a discretionary release or waiver be granted to a holder of Equity Securities, then the undersigned will be released on the same terms on a pro rata basis, based on the number of Equity Securities held by the undersigned on the date hereof on an as-converted basis, from the restrictions set forth in this Lock-Up Agreement (such

4

release, a “Pro-rata Release”); provided, however, that such Pro-rata Release shall not be applied in the event of (a) releases granted from such lockup restrictions to all parties by the Representatives constitute in the aggregate an amount less than or equal to 1% of the Company’s total outstanding stock (determined as of the closing date of the Public Offering for, and giving effect to, the Public Offering) and no releases are granted to any officer or director of the Company, or (b) any primary or secondary public offering or sale that is underwritten (the “Underwritten Sale”) of the Company’s Common Stock during the Lock-Up Period; provided further, that the undersigned is offered the opportunity to participate on a pro rata basis with and otherwise on the same terms as any other equity holders in such Underwritten Sale and, if the undersigned so elects to participate in such Underwritten Sale, the undersigned is hereby released from the restrictions herein with respect to the Undersigned’s Shares included in such Underwritten Sale; provided further, that any of the Undersigned’s Shares that are released for such Underwritten Sale but not sold in such Underwritten Sale shall be subject to this Lock-Up Agreement immediately following such Underwritten Sale. The Representatives shall use their commercially reasonable efforts to provide at least three business days’ notice to the Chief Financial Officer of the Company prior to the effective date of such release or waiver (the effective date of such release or waiver, the “Release Date”), stating the percentage of shares held by such person or entity to be released, and the Company shall use commercially reasonable efforts to send notice within two business days thereafter to the undersigned stating the same percentage of shares of Common Stock held by the undersigned as is held by the release on an as-converted basis shall be released from the restrictions set forth herein on the Release Date; provided that the failure to provide such notices shall not give rise to any claim or liability against the Representatives or the Underwriters. The Company has agreed or will agree in the Underwriting Agreement to announce the impending release or waiver by press release through a major news service at least two business days before the Release Date, if required by FINRA Rule 5131 (or any successor provision thereto). The provisions of this paragraph will not apply if (1) the release or waiver is effected solely to permit a transfer not for consideration and (2) the transferee agrees to be bound in writing by the restrictions set forth herein.

Notwithstanding anything to the contrary contained herein, this Lock-Up Agreement will automatically terminate and the undersigned shall automatically, and without any action on the part of any other party, be released from all obligations hereunder upon the earliest to occur, if any, of (i) the Company advises the Representatives in writing prior to the execution of the Underwriting Agreement that it has determined not to proceed with the Public Offering, (ii) the withdrawal of the Registration Statement prior to the execution of the Underwriting Agreement, (iii) the Underwriting Agreement is executed but is terminated (other than the provisions thereof which survive termination) prior to payment for and delivery of the Shares to be sold thereunder, or (iv) March 31, 2018, in the event that the Underwriting Agreement has not been executed by such date.

In the event that any Representative withdraws from or declines to participate in the Public Offering, all references to the Representatives contained in this Lock-Up Agreement shall be deemed to refer to the remaining Representatives that continue to participate in the Public Offering (the “Remaining Representatives”), and, in such event, any written consent, waiver or notice given or delivered in connection with this Lock-Up Agreement by the Remaining Representatives shall be deemed to be sufficient and effective for all purposes under this Lock-Up Agreement.

The undersigned hereby consents to receipt of this Lock-Up Agreement in electronic form and understands and agrees that execution and delivery of this Lock-Up Agreement by facsimile transmission, electronic mail or other electronic transmission is legal, valid and binding for all purposes.

5

The undersigned understands that the Company and the Underwriters are relying upon this Lock-Up Agreement in proceeding toward consummation of the offering. The undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors, and assigns.

Very truly yours,

Exact Name of Shareholder

Authorized Signature

Title

6

EXHIBIT B

Form of Standstill and Stock Restriction Agreement

DENALI THERAPEUTICS INC.

STANDSTILL AND STOCK RESTRICTION AGREEMENT

This Standstill and Stock Restriction Agreement (this “Agreement”) is made as of [DATE] (“Effective Date”) by and among Denali Therapeutics Inc., a Delaware corporation (the “Company”) and Takeda Pharmaceutical Company Limited, a corporation organized under the laws of Japan (the “Investor”).

WHEREAS, the Investor has agreed to purchase shares of the Company’s Common Stock (the “Shares”) pursuant to that certain Common Stock Purchase Agreement of even date herewith, by and between the Company and the Investor (the “Purchase Agreement”).

WHEREAS, it is a condition to the Closing (as defined in the Purchase Agreement) of the sale of the Shares that the Company and Investor execute and deliver this Agreement.

NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained, and other consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

1.    Standstill. Investor hereby agrees that, without the prior approval of the Board (as defined in the Purchase Agreement), Investor shall not and shall not permit or cause any Affiliate (as defined in the Purchase Agreement) or Representative of Investor to:

(a)    acting alone or with others, acquire, offer to acquire, or agree to acquire, directly or indirectly, by purchase, merger, business combination or in any other manner, any voting securities or direct or indirect rights to acquire any securities of the Company or any subsidiary thereof, or of any successor to or person in control of the Company if after such acquisition Investor, together with its Affiliates, would own more than 10% of the outstanding capital stock of the Company or voting power of the Company, or any assets of the Company or any subsidiary or division thereof or of any such successor or controlling person; provided that any investment by Investor or an Affiliate of Investor in third-party mutual funds or other similar passive investment vehicles that hold interests in securities of the Company or any of its Affiliates shall not be taken into account for the purpose of this subparagraph (a);

(b)    enter into any voting agreements, trusts or similar arrangements with respect to voting securities of the Company other than as set forth herein;

(c)    make, or in any way participate, directly or indirectly, in any “solicitation” of “proxies” to vote (as such terms are used in the rules promulgated by the Securities and Exchange Commission (the “Commission”)), or seek to advise or influence any person or entity with respect to the voting by any third party of any voting securities of the Company;

(d)    make any public announcement, directly or indirectly, with respect to, or submit a proposal for, or offer of (with or without conditions) any extraordinary transaction involving the Company or any of its securities or assets;

(e)    form, join or in any way participate in a “group” as defined in Section 13(d)(3) (a “13D Group”) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) , in connection with any of the foregoing;

(f)    act, alone or in concert with others, to seek to control, advise, change or influence the management, Board, governing instruments, policies or affairs of the Company;

(g)    disclose any intention, plan or arrangement inconsistent with the foregoing;

(h)    have any discussions or enter into any arrangement with, or advise, assist or encourage any other person in connection with any of the foregoing events;

(i)    take any action that could reasonably be expected to require the Company to make a public announcement regarding the possibility of any of the events described in clauses (a) through (h) above; or

(j)    request the Company or any of its agents or Representatives, directly or indirectly, in any public manner, to amend or waive any of the foregoing provisions.

For the purposes of this Agreement, “Representatives” means as to any person, its directors, officers, employees, agents and advisors (including, without limitation, financial advisors, attorneys and accountants) and debt and/or equity financing sources and their advisors.

Notwithstanding the foregoing, it is understood and agreed that Investor shall not be prohibited from entering into an agreement and having discussions with legal, accounting or financial advisors for the limited purposes of evaluating any of the transactions contemplated by this Section 1, and Investor and/or its Affiliates may initiate private discussions with the Company that Investor and/or its Affiliates alone, and not in concert with any third party, would be interested in engaging in discussions with the Company that could result in a negotiated transaction otherwise prohibited by this Section 1; provided, however, that any such discussions shall be expressly conditioned on approval of such proposal by the Board and will not reasonably be expected to require public disclosure.

2.    Transfer Restrictions.

(a)    Notwithstanding anything to the contrary in the Purchase Agreement, Investor shall not, directly or indirectly, sell, transfer, pledge, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, transfer the economic risk of ownership of, or otherwise dispose of (each, a “Transfer” any securities of the Company except:

(i)    to the Company;

2

(ii)    in response to a bona fide public tender offer or exchange offer subject to Regulation 14D or Rule 13e-3 of the rules promulgated under the Exchange Act by the Commission, for cash or other consideration which is made by or on behalf of the Company;

(iii)    in connection with a Change in Control (as defined below) of the Company which has received the Board’s approval; or

(iv)    to an Affiliate of Investor in one or more transactions, so long as prior to or concurrent with any such Transfer such Affiliate agrees in writing to be bound by the terms of this Agreement.

3.    Termination of Standstill and Transfer Restrictions.

(a)    The restrictions set forth in Section 1 (Standstill) shall terminate upon the earliest to occur of the following:

(i)    merger, consolidation or other business combination or transaction to which the Company is a party if the stockholders of the Company immediately prior to the effective date of such merger, consolidation or other business combination or transaction, as a result of such share ownership, have beneficial ownership of voting securities of the Company representing less than 50% of the total number of votes which may be cast in the election of members of the Board if all securities entitled to vote in the election of such directors are present and voted (“Total Voting Power”) of the surviving entity following such merger, consolidation or other business combination or transaction; (ii) an acquisition by any person, entity or 13D Group (other than a 13D Group of which Investor or any of its Affiliates is a member) of direct or indirect beneficial ownership of voting securities of the Company representing 50% or more of the Total Voting Power; (iii) a sale of all or substantially all of the assets of the Company; or (iv) a liquidation or dissolution of the Company (collectively, a “Change of Control”); or

(ii)    the 18 month anniversary of the Effective Date.

(b)    The restrictions set forth in Section 2 (Transfer Restrictions) shall terminate upon the earliest to occur of the following:

(i)    a Change of Control;

(ii)    the expiration or earlier termination of the Option and Collaboration Agreement (as defined in the Purchase Agreement); or

(iii)    the 18 month anniversary of the Effective Date.

3

(c)    The restrictions set forth in Section 1 (Standstill) and the restrictions set forth in Section 2 (Transfer Restrictions) shall be suspended and shall not apply to or otherwise restrict the Investor’s actions in respect of the Company’s securities for so long as a Significant Event has occurred and is continuing. For purposes of this Section 3(c), a “Significant Event” of the following not involving a violation of Section 1: (i) the public announcement of a proposal to acquire, or the acquisition, by any person or 13D Group of beneficial ownership of voting securities of the Company representing 15% or more of the then outstanding voting securities of the Company, or all or substantially all of the assets of the Company; (ii) the commencement, by any person or 13D Group of a tender or exchange offer, to acquire voting securities of the Company which, if successful, would result in such person or 13D Group owning, when combined with any other voting securities of the Company owned by such person or 13D Group, 15% or more of the then outstanding voting securities of the Company; or (iii) the entry into by the Company, or the public announcement by the Company of a determination to enter into or commence or continue any discussions relating to, any merger, sale or other business combination transaction, or an agreement therefor, pursuant to which the outstanding shares of capital stock of the Company would be converted into cash, other consideration or securities of another person or 13D Group or 50% or more of the then outstanding shares of capital stock of the Company would be owned by persons other than the then current holders of shares of capital stock of the Company, or which would result in all or a substantial portion of the Company’s assets being sold to any person or 13D Group.

4.    Registration Rights

(a)    Rule 144 Reporting. With a view to making available to the Investor the benefits of certain rules and regulations of the Commission which may permit the sale of the Shares to the public without registration, the Company agrees to use commercially reasonable efforts to:

(i)    make and keep public information available, as those terms are understood and defined in Rule 144 promulgated under the Securities Act of 1933, as amended (the “Securities Act”);

(ii)    file with the Commission in a timely manner all reports and other documents required of the Company under the Exchange Act; and

(iii)    furnish the Investor forthwith upon request (A) a written statement by the Company as to its compliance with the public information requirements of said Rule 144, (B) a copy of the most recent annual or quarterly report of the Company, and (C) such other reports and documents as may be reasonably requested in availing the Investor of any rule or regulation of the Commission permitting the sale of any such securities without registration.

(b)    Registration.

(i)    If, upon termination of the restrictions set forth in Section 2 (Transfer Restrictions) pursuant to the terms hereof, the Shares cannot be sold without restriction pursuant to Rule 144 promulgated under the Securities Act, then upon Investor’s written

4

request, the Company will use commercially reasonable efforts to register the Shares of resale under the Securities Act on a Registration Statement on Form S-3 (the “Registration Statement”), filed within 90 days of such written request, and will use commercially reasonable efforts to have such Registration Statement promptly declared effective by the Commission.

(ii)    The Company will use commercially reasonable efforts to keep the Registration Statement continuously effective under the Securities Act for one hundred eighty (180) days following the initial effectiveness of such Registration Statement or, if earlier, until the date all of the Shares covered by such Registration Statement have been sold or can be sold publicly without restriction or limitation under Rule 144.

(iii)    The Investor shall furnish to the Company such information regarding the Investor, and the distribution proposed by the Investor, as the Company may reasonably request in writing and as shall be required in connection with the Registration Statement.

(iv)    The Company shall pay all fees and expenses incident to the performance of or compliance with this Section 4(b) by the Company.

(v)    Notwithstanding the foregoing obligations, if the Company furnishes to Investor a certificate signed by faith judgment of the Board it would be materially detrimental to the Company and its stockholders for such registration statement to either become effective or remain effective for as long as such registration statement otherwise would be required to remain effective, because such action would (a) materially interfere with a significant acquisition, corporate reorganization, or other similar transaction involving the Company; (b) require premature disclosure of material information that the Company has a bona fide business purpose for preserving as confidential; or (c) render the Company unable to comply with requirements under the Securities Act or Exchange Act, then the Company shall have the right to defer taking action with respect to such filing, and any time periods with respect to filing or effectiveness thereof shall be tolled correspondingly, for a period of not more than sixty (60) days after the request of Investor is given; provided, however, that the Company may not invoke this right more than twice in any twelve (12) month period; and provided further that the Company shall not register any securities for its own account or that of any other stockholder during such sixty (60) day period (other than (1) a registration relating to the sale of securities to employees of the Company or a subsidiary pursuant to a stock option, stock purchase, or similar plan; (2) a registration relating to an SEC Rule 145 transaction; (3) a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Shares; or (4) a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities that are also being registered).

(vi)    The Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to Section 4(b) (a) during the period that is thirty (30) days before the Company’s good faith estimate of the date of the filing of, and ending on a date

5

that is ninety (90) days after the effective date of, a Company-initiated registration, provided that the Company is actively employing in good faith commercially reasonable efforts to cause such registration statement to become effective; or (ii) if the Company has previously effected one registration pursuant to this Section 4(b).

(vii)    This Section 4 (Registration Rights) shall terminate upon the earliest to occur of the following: (a) a Change of Control or (b) the 18 month anniversary of the termination of the restrictions set forth in Section 2 (Transfer Restrictions).

5.    Indemnification. If the Shares are included in a registration statement pursuant to Section 4(b), then, subject to the provisions of this Section 5, the Company will indemnify and hold the Investor and its directors, officers, shareholders, members, partners, employees and agents, each person or entity who controls the Investor (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) and the directors, officers, shareholders, agents, members, partners or employees of such controlling persons (each, an “Indemnified Person”) harmless from any and all Indemnified Losses (as defined below), provided that the Company shall not be liable for any Indemnified Losses to the extent that they arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of any Investor, controlling person, or other aforementioned person expressly for use in connection with a registration of securities. Promptly after receipt by any Indemnified Person of notice of any demand or claim from any person or entity that would or might give rise to a claim or the commencement of any action, proceeding or investigation in respect of which indemnification may be sought pursuant to this Section 5 (a “Third Party Claim”), such Indemnified Person shall promptly notify the Company in writing, and in reasonable detail, of such Third Party Claim, but in no event shall the Company be liable for any Indemnified Losses to the extent such Indemnified Losses arose from any delay in the Indemnified Person providing notice the Company. Thereafter, the Indemnified Person will deliver to the Company, within five (5) business days after the Indemnified Person’s receipt thereof, copies of all notices and documents (including court papers) received by the Indemnified Person relating to the Third Party Claim. If notice of a Third Party Claim is delivered to the Company, the Company will be entitled, if it so chooses, to assume the defense thereof (subject to a reservation of rights) with counsel selected by the Company by giving the Indemnified Person written notice within twenty (20) days of the Company’s receipt of notice of the Third Party Claim pursuant to this Section 5. If the Company does not give such notice to the Indemnified Person of the Company’s intent to assume the defense of the Third Party Claim, the Indemnified person shall be entitled to assume the defense thereof. Should the Company so elect to assume the defense of a Third Party Claim, the Company will not be liable to the Indemnified Person for legal expenses subsequently incurred by the Indemnified Person in connection with the defense thereof. If the Company assumes such defense, the Indemnified Person will have the right to participate in the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by the Company, it being understood, however, that the Company will control such defense, except to the extent that (i) the employment thereof has been specifically authorized by the Company in writing, (ii) the Company has failed after a reasonable period of time to assume such defense and to employ counsel or (iii) in such action there is a material conflict on any material issue between the

6

position of the Company and the position of such Indemnifier Person, in which case the Company shall be responsible for the reasonable fees and expenses of no more than one such separate counsel for all Indemnified Persons entitled to indemnification hereunder. If the Company chooses to defend any Third Party Claim, then all the Parties will cooperate in the defense or prosecution of such Third Party Claim. The Indemnified Person will not admit any liability with respect to, or settle, compromise or discharge, any Third Party Claim without the prior written consent of the Indemnified Person (which consent shall not be unreasonably withheld), unless such settlement requires only the payment of money that the Company is obligated to pay. For purposes of this Section 5, “Indemnified Losses” means any loss, damage, claim or liability (joint or several) to which an Indemnified Person hereto may become subject under the Securities Act, the Exchange Act, or other federal or state law, insofar as such loss, damage claim or liability (or any action in respect thereof) arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any registration statement of the Company, including any preliminary prospectus or final prospectus contained therein or any amendments of supplements thereto, (ii) an omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or (iii) any violation or alleged violation by the Company (or any of its agents or Affiliated) of the Securities Act, the Exchange Act, any state securities law, or any rule or regulation promulgated under the Securities Act, the Exchange Act, or any state securities law. For the avoidance of doubt, nothing contained in this Section 5 shall diminish or otherwise affect the rights of Investor or any other Indemnified Party (as defined in the Option and Collaboration Agreement) of Investor to indemnification pursuant to the terms of the Option and Collaboration Agreement.

6.    Miscellaneous Provisions.

(a)    Amendment. Any term of this Agreement may be amended, terminated or waived only with the written consent of the Company and the Investor. Any amendment or waiver effected in accordance with this Section 6(a) shall be binding upon the Investor and each transferee of the Shares, each future holder of all such securities, and the Company.

(b)    Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt, or (a) personal delivery to the party to be notified, (b) when sent, if sent by electronic mail or facsimile during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient s next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) business day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next business day delivery, with written verification of receipt. All communications shall be sent to the respective parties at their address as set forth on the signature page or otherwise furnished to the Company at Closing, or to such e-mail address, facsimile number or address as subsequently modified by written notice given in accordance with this Section 6(b). If notice is given to the Company, a copy shall also be sent to Wilson Sonsini Goodrich and Rosati, PC, 650 Page Mill Road, Palo Alto, CA 94304, Attn: Tony Jeffries, Esq., and if notice is given to the Investor, a copy shall also be given to: (i) Millennium Pharmaceuticals, Inc., 300 Massachusetts Ave, Cambridge, MA 02139, Attn: Head of Global R&D Finance; and (ii) Cooley LLP, 3175 Hanover Street, Palo Alto, 94304, Attn: Lila Hope, Esq.

7

(c)    Governing Law. This Agreement shall be governed by the internal law of the State of Delaware without regard to principles of conflicts of law.

(d)    Dispute Resolution. The parties (i) hereby irrevocably and unconditionally submit to the jurisdiction of the state courts of the state of Delaware and to the jurisdiction of the United States District Court for the District of Delaware for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, (ii) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement except in the state courts of the state of Delaware or the United States District Court for the District of Delaware, and (iii) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court.

WAIVER OF JURY TRIAL: EACH PARTY HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS, THE SECURITIES OR THE SUBJECT MATTER HEREOF OR THEREOF. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS AGREEMENT, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS (INCLUDING NEGLIGENCE), BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THIS SECTION HAS BEEN FULLY DISCUSSED BY EACH OF THE PARTIES HERETO AND THESE PROVISIONS WILL NOT BE SUBJECT TO ANY EXCEPTIONS. EACH PARTY HERETO HEREBY FURTHER WARRANTS AND REPRESENTS THAT SUCH PARTY HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

(e)    Successors and Assigns. Except as otherwise provided herein, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

(f)    Entire Agreement. This Agreement, the Option and Collaboration Agreement, and the other Transaction Agreements (each as defined in the Purchase Agreement), constitute the full and entire understanding and agreement between the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties are expressly canceled.

8

(g)    Delays or Omissions. Except as expressly provided herein, no delay or omission to exercise any right, power or remedy accruing to any party to this Agreement upon any breach or default of any other party under this Agreement shall impair any such right, power or remedy of such non-defaulting party, nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party to this Agreement, shall be cumulative and not alternative.

(h)    Severability. If any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, portions of such provision, or such provision in its entirety, to the extent necessary, shall be severed from this Agreement, and such court will replace such illegal, void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the same economic, business and other purposes of the illegal, void or unenforceable provision. The balance of this Agreement shall be enforceable in accordance with its terms.

(i)    Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be enforceable against the parties that execute such counterparts, and all of which together shall constitute one instrument.

(j)    Telecopy, Execution and Delivery. A facsimile, telecopy or other reproduction of this Agreement may be executed by one or more parties hereto and delivered by such party by facsimile or any similar electronic transmission device pursuant to which the signature of or on behalf of such party can be seen. Such execution and delivery shall be considered valid, binding and effective for all purposes. At the request of any party hereto, all parties hereto agree to execute and deliver an original of this Agreement as well as any facsimile, telecopy or other reproduction hereof.

(k)    Further Assurances. Each party hereto agrees to execute and deliver, by the proper exercise of its corporate, limited liability company, partnership or other powers, all such other and additional instruments and documents and do all such other acts and things as may be necessary to more fully effectuate this Agreement.

(l)    Stop Transfer Instructions. The Company may issue appropriate :stop transfer” instructions to enforce the covenants set forth in this Agreement.

[Remainder of page intentionally left blank]

9

IN WITNESS WHEREOF, the parties have executed this Standstill and Stock Restriction Agreement as of the Effective Date.

COMPANY: DENALI THERAPEUTICS INC. a Delaware corporation

By:
Ryan Watts, Ph.D.
President and CEO

151 Oyster Point Boulevard
South San Francisco, CA 94080

(Signature Page to Standstill and Stock Restriction Agreement)

IN WITNESS WHEREOF, the parties have executed this Standstill and Stock Restriction Agreement as of the Effective Date.

INVESTOR:

TAKEDA PHARMACEUTICAL COMPANY LIMITED

By:
Name:
Title:

Address:

(Signature Page to Standstill and Stock Restriction Agreement)